Exhibit 10.14

THIRD AMENDMENT TO

CREDIT FACILITIES AGREEMENT

This THIRD AMENDMENT TO CREDIT FACILITIES AGREEMENT (this “Agreement”) is entered into and effective as of November 22, 2004, by and among GTSI Corp, a Delaware corporation (“GTSI”), Technology Logistics, Inc., a Delaware corporation (“TLI”), separately and collectively as “Borrower,” GE Commercial Distribution Finance Corporation (“GECDF”), as Administrative Agent, and GECDF and the other Lenders.

Recitals:

A.            GTSI, Administrative Agent and Lenders are party to that certain Credit Facilities Agreement dated as of October 20, 2003, as amended by that certain First Amendment to Credit Facilities Agreement dated as of March 12, 2004, as further amended by that certain Second Amendment to Credit Facilities Agreement dated as of July 29, 2004 (the “Original Credit Agreement”).

B.            The Original Credit Agreement contemplates that new Subsidiaries of GTSI may be created by GTSI from time to time with the consent of the Administrative Agent in accordance with the terms of the Original Credit Agreement.

C.            GTSI desires to form a new subsidiary, GTSI Financial Services, Inc., a Delaware corporation (“GTSIFS”).  The Administrative Agent and the Lenders hereby consent thereto, pursuant to the terms, conditions and provisions contained herein.

Agreement

Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, GTSI, TLI, Administrative Agent and the Lenders hereby agree as follows:

1.     Definitions. All references to the “Agreement” or the “Credit Agreement” in the Original Credit Agreement and in this Agreement shall be deemed to be references to the Original Credit Agreement as it may be amended (by this Agreement and others), restated, extended, renewed, replaced, or otherwise modified from time to time.  Capitalized terms used and not otherwise defined herein have the meanings given them in the Original Credit Agreement.

2.     Effectiveness of Agreement. This Agreement shall become effective as of the date first written above, but only if this Agreement has been executed by each of GTSI, TLI, Administrative Agent and the Lenders, and only if all of the documents listed on Exhibit A to this Agreement have been delivered and, as applicable, executed, sealed, attested, acknowledged, certified, or authenticated, each in form and substance satisfactory to Administrative Agent and the Lenders, by each of GTSI, TLI, and/or GTSIFS, as applicable.  Each document, note, certificate or agreement listed on Exhibit A and signed by GTSI, TLI, or GTSIFS, as applicable, is and shall be deemed (together with all prior documents, notes, certificates and other agreements defined as Loan Documents in the Original Credit Agreement) to be a “Loan Document.”

3.     Consent to Creation New Subsidiary – GTSI Financial Services, Inc. Pursuant to Section 14.20.1 of the Original Credit Agreement, Administrative Agent hereby consents to GTSI creating GTSIFS as a wholly-owned subsidiary of GTSI for the purpose of financing lease transactions, provided, however, that all documents and requirements listed on Exhibit A are provided to the Administrative Agent.  For all purposes under this Agreement, the Original Credit Agreement, and the Loan Documents, and hereafter, all references to “Covered Person” or “Covered Persons” shall, among others, be deemed to include each of GTSI, TLI, and GTSIFS.

4.     Amendments to Credit Agreement. The Original Credit Agreement is hereby amended as follows:

4.1.         Replacement Exhibit 3. Exhibit 3 of the Original Credit Agreement is hereby deleted and replaced with a new Exhibit 3, attached hereto.

4.2.         Floorplan Loan. The first sentence of Section 3.2.1 of the Original Credit Agreement is deleted and replaced with the following:

“3.2.1.     Floorplan Loan Facility Generally.   Each Lender may, subject to the terms and conditions hereof, make available to Borrower such Lender’s pro-rata share (as listed on Exhibit 3) of an “Aggregate Floorplan Loan Facility” that is One Hundred Twenty-Five Million Dollars ($125,000,000) by funding such Lender’s pro-rata share thereof as provided for herein.”

4.3. Addition of USA PATRIOT Act Notice and OFAC/BSA Provision.  Section 20 of the Original Credit Agreement is hereby amended by adding the following new sections thereto:

“20.16.  Customer Identification - USA PATRIOT Act Notice.  Administrative Agent hereby notifies each Borrower that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (as amended from time to time (including any successor statute) and together with all rules promulgated thereunder, collectively, the “Act”), Lenders are required to obtain, verify and record information that identifies the Borrowers and Guarantors, which information includes the name and address of the Borrowers and Guarantors and other information that will allow Lender to identify the Borrowers and Guarantors in accordance with the Act.

“20.17.  OFAC/BSA Provision.  Each Borrower shall (a) ensure that neither it nor any Person who owns a controlling interest in or otherwise controls such Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury, or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause each Person who owns a controlling interest in or otherwise controls the Borrower to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.”

5.     Representations and Warranties of Borrower.  Each Borrower hereby represents and warrants to Administrative Agent and the Lenders that (i) Borrowers’ execution of this Agreement has been duly authorized by all requisite action of each Borrower; (ii) no consents are necessary from any third parties for Borrowers’ execution, delivery or performance of this Agreement, (iii) this Agreement, the Original Credit Agreement, and each of the other Loan Documents, constitute the legal, valid and binding obligations of each Borrower enforceable against each such Borrower in accordance with their terms, except to the extent that the enforceability thereof against Borrowers may be limited by bankruptcy, insolvency or other laws affecting the enforceability of creditors rights generally or by equity principles of general application, (iv) except as disclosed on the supplemental disclosure schedule attached hereto as Exhibit B and the disclosure schedule attached to the Original Credit Agreement, all of the representations and warranties contained in Section 11 of the Credit Agreement are true and correct with the same force and effect as if made on and as of the date of this Agreement, and (v) after giving effect to this Agreement, there is no Existing Default.

6.     Reaffirmation. Each Borrower hereby represents, warrants, acknowledges and confirms that (i) the Original Credit Agreement and the other Loan Documents remain in full force and effect as amended by this Agreement, (ii) no Borrower has a defense to its obligations under the Original Credit Agreement and the other Loan Documents, (iii) the Security Interests of the Administrative Agent (held for the ratable benefit of the Lenders) under the Security Documents secure all the Loan Obligations under the Original Credit Agreement, continue in full force and effect, and have the same priority as before this Agreement, and (iv) no Borrower has a claim against Administrative Agent or any Lender arising from or in connection with the Original Credit Agreement or the other Loan Documents and any such claim is hereby irrevocably waived and released and discharged forever.

7.     Governing Law. This Agreement shall be governed by and construed under the laws of the State of Missouri without giving effect to choice or conflicts of law principles thereunder.

8.     Fees and Expenses. Borrowers shall promptly pay to Administrative Agent an amount equal to all reasonable and documented third party fees, costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Third Amendment to Credit Facilities Agreement.

9.     Section Titles. The section titles in this Agreement are for convenience of reference only and shall not be construed so as to modify any provisions of this Agreement.

10.  Counterparts; Facsimile Transmissions. This Agreement may be executed in one or more counterparts and on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Signatures to this Agreement may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

11.  Incorporation By Reference. Administrative Agent, Lenders and Borrowers hereby agree that all of the terms of the Loan Documents are incorporated in and made a part of this Agreement by this reference.

12.  Notice—Oral Commitments Not Enforceable. The following notice is given pursuant to Section 432.045 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE.  TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

13.  Statutory Notice-Insurance. The following notice is given pursuant to Section 427.120 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL.  THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS.  THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL.  YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT.  IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE.  THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION.  THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

GTSI CORP, as a Borrower

By:	/s/ Thomas A. Mutryn
Name: Thomas A. Mutryn
Title: Senior Vice President and Chief Financial Officer

TECHNOLOGY LOGISTICS, INC., as a Borrower

By:	/s/ Todd Leto
Name: Todd Leto
Title: Vice President of Operations

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION,
as Administrative Agent and a Lender

By:	/s/ David Mintert
Name: David Mintert
Title: Vice President of Operations

SUNTRUST BANK, as a Lender

By:	/s/ R. Mark Swaak
Name: R. Mark Swaak
Title: Vice President

Exhibit A

Documents and Requirements

1.     Third Amendment to Credit Facilities Agreement.

2.     Unlimited Guaranty of Loan Obligations executed by GTSI Financial Services.

3.     Security Agreement executed by GTSI Financial Services.

4.     UCC Prefiling Authorization Letter and UCC Filing with Secretary of State of the state of formation of GTSI Financial Services.

5.     Post-Filing UCC records search to confirm first priority.

6.     Stock Pledge Agreement executed by GTSI relative to its entire interest in GTSI Financial Services.

7.     Secretary’s Certificate of GTSI Financial Services, including resolutions authorizing execution and delivery of the Unlimited Guaranty of all Loan Obligations, the Security Agreement granting Administrative Agent a lien on all assets to secure the Unlimited Guaranty, and each document executed in connection therewith, incumbency certificate, certified formation documents and bylaws.

8.     Secretary’s Certificate of GTSI certifying resolutions of Board of Directors authorizing pledge of stock interests of GTSI Financial Services.

9.     Good Standing Certificate of GTSI Financial Services from the Secretary of State of Delaware.

10.   Current Insurance Certificates for Borrower and each Covered Person evidencing that Borrower and each Covered Person, including GTSI Financial Services has in force insurance meeting the applicable requirements of the Original Credit Agreement.

11.   Form of leases to be entered into by GTSI Financial Services as lessor.

12.   Financial Statements of GTSI Financial Services.

Exhibit B

Disclosure Schedule

Nothing, if nothing listed.

Exhibit 3

LENDERS’ FACILITIES AND PRO-RATA SHARES

LENDER	TOTALS(1)	REVOLVING LOAN FACILITY	FLOORPLAN LOAN FACILITY	PRO-RATA SHARES

GE Commercial Distribution Finance	$100,000,000.00	$72,000,000.00	$100,000,000.00	80%

SunTrust Bank	$25,000,000.00	$18,000,000.00	$25,000,000.00	20%

AGGREGATES	$125,000,000.00	$90,000,000.00	$125,000,000.00	100.00000%

(1) Subject to the Total Aggregate Credit Facility Limit of $125,000,000 - which can be composed in any combination of Aggregate Revolving Loans (subject to the $90,000,000 Aggregate Revolving Loan Facility) and Aggregate Floorplan Loans (subject to the $125,000,000 Aggregate Floorplan Loan Facility).